Exhibit 99.1

Sky Harbour Announces Q3 Results; Updates on Leasing, Construction and Other Activities; and Agrees to JV Partnership at Miami Opa Locka Executive Airport

Reiterates Prior Guidance for 2025

WEST HARRISON, N.Y.--(BUSINESS WIRE)--Sky Harbour Group Corporation (NYSE: SKYH, SKYH WS) (“SHG” or the “Company”), an aviation infrastructure company building the first nationwide network of Home Base Operator (HBO) campuses for business aircraft, announced the release of its unaudited financial results for the three and nine months ended September 30, 2025 on Form 10-Q. The Company also announced the filing of its unaudited financial results for the three months ended September 30, 2025 for Sky Harbour Capital LLC (Obligated Group) with MSRB/EMMA. Please see the following links to access the filings:

SEC 10-Q:

https://www.sec.gov/Archives/edgar/data/1823587/000143774925034433/ysac20250930_10q.htm

MSRB/EMMA:

https://emma.msrb.org/P21982301-P21511332-P21965041.pdf

Financial Highlights on a Consolidated Basis include:

●	Constructed assets and construction in progress reached over $308 million at quarter-end, an increase of $108 million year-over-year.

●	Q3 2025 consolidated revenues increased 78.2% as compared to Q3 2024 and 10.8% as compared to the prior quarter.

●	Net cash used in operating activities was approximately $0.9 million for the quarter, compared to the approximately $1.2 million used in Q3 2024.

●

Strong liquidity and capital resources as of September 30th, 2025, with consolidated cash and US Treasuries totaling $47.9 million and access to a $200 million drawdown construction warehouse bank facility.

●	Reiterating our guidance of reaching operating cash-flow breakeven on a consolidated run-rate basis by year-end 2025, supported by new revenues from campuses in Phoenix, Denver, Dallas and Seattle.

Financial Highlights at Sky Harbour Capital (Obligated Group) include:

●	Q3 2025 Obligated Group Revenues increased approximately 8.2% over the prior quarter.

●

Net cash generated from operating activities reached approximately $4.2 million in Q3 2025, a 92.2% increase from the prior quarter. Cash and US Treasuries at the Obligated Group totaled $23.8 million as of September 30th, 2025.

●	Completion of a second 2021 Project modification, adding the second phase at Addison Airport (ADS), in lieu of the second phase at Centennial Airport (APA), Denver.

Update on Site Acquisition

●

Sky Harbour currently has campuses operating at Houston’s Sugar Land Regional Airport (SGR), Nashville International Airport (BNA), Miami Opa-Locka Executive Airport (OPF), San Jose Mineta International Airport (SJC), Camarillo Airport (CMA), Phoenix Deer Valley Airport (DVT), Dallas’s Addison Airport (ADS), Seattle’s King County International Airport – Boeing Field (BFI), Denver Centennial Airport (APA); and campuses in development at Chicago Executive Airport (PWK), Sky Harbour’s first four New-York-metro area airports - Bradley International Airport (BDL), Hudson Valley Regional Airport (POU), Trenton-Mercer Airport (TTN), and Stewart International Airport (SWF); Orlando Executive Airport (ORL), Dulles International Airport (IAD), Salt Lake City International Airport (SLC), Portland-Hillsboro Airport (HIO), and Long Beach Airport (LGB).

●	We reiterate our prior guidance of four additional airports by the end of 2025, for a total of 23 airports in operation or development.

Update on Construction and Development Activities

●

As reported on our monthly activity reports filed with MSRB/EMMA, and available on our website, Dallas Addison (ADS) achieved its last Certificates of Occupancy in Q3 and is fully operational. Denver Centennial (APA) has received nearly all Certificates of Occupancy and has commenced Resident flight operations. Please see the following link for the last monthly construction report:

https://emma.msrb.org/P11890701-P11444965-P11891186.pdf

●	Miami Opa Locka (OPF) Phase 2 is expected to be completed by Q2 2026, adding 111,720 rentable square feet to our portfolio.

●	Bradley International Airport (BDL) in Hartford, CT broke ground in October 2025 and is expected to be completed in Q4 2026.

●	Site work has commenced at Salt Lake City (SLC). The project is expected to receive its full construction permit in the coming days.

●	Demolition work is nearing completion at Dallas Addison (ADS) Phase 2.

Update on Leasing Activities

●

Stabilized campuses: The Company continues to enjoy higher-than-forecast revenue per square foot at its stabilized campuses. Revenue per square foot continues to grow as legacy hangar leases turn over or are renewed.

●

Recently opened campuses: As of today, both Dallas Addison (ADS) Phase 1 and Phoenix Deer Valley (DVT) Phase 1 have surpassed 50% occupancy. Denver Centennial (APA) is fully operational with four tenant leases already in place.

●

Pre-leasing: Following its initial success, the Sky Harbour preleasing pilot has been adopted as a permanent program. The first two airports covered under the program are Bradley International Airport (BDL) and Dulles International Airport (IAD), with binding leases in place at both. BDL and IAD are scheduled to commence operations in Q4 2026 and Q3 2027 respectively. Preleasing will continue at both, and at all subsequent airports.

●

Selective long-term partnerships: As part of a previously disclosed initiative, the Company has executed a binding Letter of Intent with a JV Partner, under which the JV Partner will receive 75% participation in a Special Purpose Vehicle leasing a single SH34 hangar at Miami OPF Phase 2, in return for a $30.75 million cash payment to Sky Harbour. The SPV will operate under a 53-year lease with Sky Harbour, and an asset-management and service agreement with Sky Harbour Services LLC. The hangar will house the JV Partner’s aviation fleet and will, at times, lease available hangar space to subtenants under Sky Harbour management. The JV Partner and Sky Harbour intend to enter the aforementioned definitive agreements by January 11, 2026. The partnership is subject to closing conditions which relate primarily to construction completion and operational certification. Closing is expected at the time of completion of OPF Phase 2 in early Q2 2026

Update on Airport Operations

●	As of Q3, the Company is conducting flight operations at nine airports.

●

Surveys of current residents indicate that Sky Harbour’s HBO service offering has become a clearly differentiated offering in business aviation, with a distinct value proposition for Residents, which include the nation’s premier business aviation flight departments.

●

The Company continues to invest in constant improvement in operations and service, through selective recruiting, rigorous training, detailed and thoughtful operating procedures, and constant innovation in collaboration with Sky Harbour Residents.

Update on Capital Formation

●

On September 4th, the Company entered into a $200 million construction warehouse facility with JPMorgan Chase Bank (“JPM Facility”). The JPM Facility has a 5-year term with an interest rate of 80% of the sum of daily SOFR +.10%, plus 200 basis points. The Company subsequently entered into a floating to fixed interest rate swap to lock in a 4.73% fixed rate for the duration of the term. Proceeds from the JPM facility are expected to be used to fund construction projects at Bradley International Airport (BDL), Salt Lake City International (SLC), Orlando Executive Airport (ORL), Hudson Valley Regional Airport (POU) and Dulles International Airport (IAD). The JPM Facility is expandable to $300 million subject to credit approval. No funds have yet been drawn under the JPM Facility.

●

The Company continues to explore financing options to minimize cost of capital as its development pipeline grows. These options include the potential issuance of 5 year $75-100 million in additional tax-exempt Put bonds outside the Obligated Group and outside the JPM Facility among other alternatives. Any capital raising activity will be subject to market conditions.

●

Selective long-term partnerships: Should the company enter selective long-term partnerships as described above, the Company expects to use the proceeds for the satisfaction of any needs at Sky Harbour Capital and its restricted payments tests, and for general corporate purposes.

Tal Keinan commented: “Sky Harbour’s methodology is in place, comprised of Site Acquisition, Development, Operations and Service, and Finance components. Although we will continue to refine the methodology, the company’s focus is shifting to repeatable execution at scale. We are prepared for a step-change in development pace in 2026 and will be prepared for the associated step-up in airport operations volume in 2027. As our Site Acquisition pipeline expands, so will our scaling challenge. We look forward to that challenge.”

About Sky Harbour

Sky Harbour Group Corporation is an aviation infrastructure company developing the first nationwide network of Home-Basing campuses for business aircraft. The company develops, leases, and manages general aviation hangar campuses across the United States. Sky Harbour’s Home-Basing offering aims to provide private and corporate residents with the best physical infrastructure in business aviation, coupled with dedicated service, tailored specifically to based aircraft, offering the shortest time to wheels-up in business aviation. To learn more, visit www.skyharbour.group.

Forward Looking Statements

Certain statements made in this release are "forward looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995, including statements about the financial condition, results of operations, earnings outlook and prospects of SHG, including statements regarding our expectations for future results, our expectations for future ground leases, our plans for future capital raising activity, the transactions contemplated by the letter of intent, our expectations on future construction and development activities and lease renewals, and our plans for future financings. When used in this press release, the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements are based on the current expectations of the management of Sky Harbour Group Corporation (the “Company”) as applicable and are inherently subject to uncertainties and changes in circumstances. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. For more information about risks facing the Company, see the Company’s annual report on Form 10-K for the year ended December 31, 2024 and other filings the Company makes with the SEC from time to time. The Company’s statements herein speak only as of the date hereof, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Key Performance Indicators

We use a number of metrics, including annualized revenue run rate per leased rentable square foot, to help us evaluate our business, measure our performance, identify trends affecting our business, formulate business plans, and make strategic decisions. Our key performance indicators may be calculated in a manner different than similar key performance indicators used by other issuers. These metrics are estimated operating metrics and not projections, nor actual financial results, and are not indicative of current or future performance.

Contacts

Sky Harbour Investor Relations: investors@skyharbour.group Attn: Francisco X. Gonzalez